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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                ---------------

                                   FORM 8-A/A
                               (AMENDMENT NO. 1)
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                           SKYTEL COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)


               Delaware                                   64-05-18209
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(State of incorporation or organization)    (I.R.S. employer identification no.)

            200 South Lamar Street, SkyTel Centre, South Building,
                          Jackson, Mississippi  39201
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                    (Address of principal executive offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]
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    Securities Act registration number to which this form relates:       N/A
                                                                    -----------

    Securities to be registered pursuant to Section 12(b) of the Act:


              Title of Each Class            Name of Each Exchange on Which
              to be so Registered            Each Class is to be Registered
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                     N/A                                    N/A
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    Securities to be registered pursuant to Section 12(g) of the Act:

       Rights to Purchase Series C Junior Participating Preferred Stock
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                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered

         On May 28, 1999, the Board of Directors of SkyTel Communications, Inc. (the "Company") approved Amendment No. 1, dated as of May 28, 1999 (the "Amendment"), to the Rights Agreement, dated as of July 26, 1989 (the "Rights Agreement"), between the Company and NCNB Texas National Bank (the "Rights Agent"). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of May 28, 1999, among the Company, MCI WorldCom, Inc., a Georgia corporation ("WorldCom"), and Empire Merger Inc., a Delaware corporation and a wholly owned subsidiary of WorldCom.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.



Item 2.  Exhibits.

Number    Description
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  4.1    Amendment No. 1, dated as of May 28, 1999, to the Rights
         Agreement, dated as of July 26, 1989, between the Company and NCNB Texas National Bank.


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                                   SIGNATURE
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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              SKYTEL COMMUNICATIONS, INC.



                              By:  /s/ John T. Stupka
                                   ---------------------------------------
                                    Name:  John T. Stupka
                                    Title:  President and
                                             Chief Executive Officer



Date:  June 3, 1999
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                                 EXHIBIT INDEX
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Exhibit Number    Description
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     4.1          Amendment No. 1, dated as of May 28, 1999, to the Rights
                  Agreement, dated as of July 26, 1989, between SkyTel Communications, Inc. and The Chase Manhattan Bank.